UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2020

Pareteum Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	001-35360	95-4557538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1185 Avenue of the Americas, 2nd Floor

New York, NY 10036

 (Address of principal executive offices) (Zip Code)

(646) 975-0400

(Registrant's telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 6, 2020, Pareteum Corporation (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”), informing the Company that Nasdaq’s Hearings Panel (the “Panel”) has granted the Company’s request to remain listed on Nasdaq. This determination is subject to the Company making certain overdue filings (as described below) with the Securities and Exchange Commission (the “SEC”) on or before October 30, 2020 and to certain other conditions.

As previously disclosed, the Company has not yet filed with the SEC its Quarterly Report on Form 10-Q for the period ended September 30, 2019, its Annual Report on Form 10-K for fiscal 2019 or its Quarterly Report on Form 10-Q for the period ended March 31, 2020 (collectively, the “Delinquent Filings”). The Company was unable to timely file the Delinquent Filings due to its ongoing accounting evaluation and internal investigation into the source of the accounting errors and the pending restatement of certain of the Company’s previously filed financial statements (the “Restatement Process”). As a result, on November 13, 2019 and March 18, 2020, the Company had received a notice from Nasdaq indicating that, unless the Company timely requested a hearing before the Panel, the Company’s common stock would be subject to suspension and delisting from Nasdaq due to non-compliance with Nasdaq Listing Rule 5250(c)(1).

In addition to completing the Delinquent Filings by October 30, 2020, the Panel is also requiring the Company to:

•	by July 30, 2020, (i) advise the Panel on the state of the final report to be delivered to the audit committee of the Company’s board of directors and to individual independent directors on the board of directors and (ii) provide the Panel with an update from the Company’s independent registered public accounting firm on the progress with respect to its various related projects for the Company;

•	by October 15, 2020, file with the SEC “Super” Form 10-K reports for the periods ended December 31, 2018 and 2019 and the quarterly periods therein, as required by Listing Rule 5250(c)(1); and

•	by October 30, 2020, file with the SEC Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2020, as required under Listing Rule 5250(c)(1).

The Company is continuing its work on the Restatement Process and expects to complete this process and file its restated financial information and the Delinquent Filings on or before October 30, 2020. However, there can be no assurance that the Company’s plans to regain compliance with Nasdaq’s rules will be successful.

Item 8.01.	Other Events.

On July 9, 2020, the Company issued a press release regarding the subject matter of this Current Report, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
99.1	Press Release dated July 9, 2020

Forward Looking Statements:

Certain statements contained herein constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including risks arising from the novel coronavirus (COVID-19) pandemic. We discuss many of these risks, uncertainties and assumptions in Item 1A under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our other filings with the SEC. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in the Company’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: July 9, 2020	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer